EXHIBIT 99.1
ARKANSAS BEST CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2009 RESULTS
          (Fort Smith, Arkansas, January 28, 2010) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a fourth quarter 2009 net loss of $88.7 million, or $3.54 per share. These results include previously disclosed charges for non-cash goodwill impairment of $2.55 per share and supplemental pension settlements of $0.11 per share. Excluding these charges, Arkansas Best had a fourth quarter 2009 net loss of $22.1 million, or $0.88 per share, compared to a net loss of $11.0 million, or $0.44 per share, in the fourth quarter of 2008.
          “Arkansas Best’s fourth quarter results illustrate the impact of an extremely weak and uncertain freight environment that has continued now for forty months,” said Judy R. McReynolds, Arkansas Best President and Chief Executive Officer. “This economic recession has been unprecedented in its length and depth. Its impact on the LTL industry has accelerated the level of price competition throughout 2009, and the fourth quarter was no exception.”
          “Although the economy has presented us with extreme challenges, the strength of our balance sheet and the depth and experience of the ABF team have allowed us to continue our focus on enhancing our services to customers. A high standard of dependability, superior cargo care and adaptability to customer-specific requirements are the important elements of that focus,” said Ms. McReynolds.
Arkansas Best Corporation
Results of Operations
     Fourth Quarter 2009
•	Revenue of $371.6 million, a per day decrease of 5.8% from prior year quarter of $391.2 million

•	Net loss of $0.88 per share, excluding goodwill impairment and pension settlement charges, compared to a net loss of $0.44 per share in the prior year quarter

     Full Year 2009
•	Revenue of $1.47 billion, a per-day decrease of 19.3% from 2008 revenue of $1.83 billion

•	Net loss of $2.46 per share, excluding goodwill impairment and pension settlement charges, compared to income of $1.18 per share in 2008
Capital Expenditures
•	Total net capital expenditures
▪	2009 — $43.1 million

▪	2010 — estimated to be between $45 million and $50 million
-	This includes road and city equipment replacements totaling approximately $35 million
•	Depreciation and amortization
▪	2009 — $75.2 million

▪	2010 — estimated to be approximately $70 million to $75 million
ABF Freight System, Inc.®
Results of Operations
     Fourth Quarter 2009
•	Revenue of $347.7 million compared to $375.2 million in fourth quarter 2008, a per-day decrease of 8.1%

•	Tonnage per day decrease of 1.6% versus fourth quarter 2008

•	Total billed revenue per hundredweight of $23.58 compared to $25.09 in fourth quarter 2008, a decrease of 6.0%

•	Operating loss of $32.4 million, excluding goodwill impairment and pension settlement charges, compared to an operating loss of $15.2 million in fourth quarter 2008

•	Operating ratio of 109.3%, excluding goodwill impairment and pension settlement charges, compared to 104.0% in fourth quarter 2008
     Full Year 2009
•	Revenue of $1.38 billion compared to $1.76 billion in 2008, a per-day decrease of 21.0%

•	Tonnage per day decrease of 11.4% versus 2008

•	Total billed revenue per hundredweight of $23.81 compared to $26.70 in 2008, a decrease of 10.8%

•	Operating loss of $99.9 million, excluding goodwill impairment and pension settlement charges, compared to operating income of $49.1 million in 2008

•	Operating ratio of 107.2%, excluding goodwill impairment and pension settlement charges, compared to 97.2% in 2008
          “Our 2010 operating performance will continue to be challenged until some positive change occurs such as a better freight economy, improved pricing or some other industry catalyst. In the meantime, our company has responded to this environment by reducing headcount, equipment levels and costs in a number of areas in relation to available business levels. Our employees are doing more with less while maintaining a superior level of productivity and equipment utilization,” said Ms. McReynolds. “In addition to our regular, daily management of personnel and assets, we have recently addressed our cost structure further. Because of actions we have taken, improvements in the financial markets and other events, we anticipate lower 2010 expenses in several areas of nonunion fringe benefit costs.”
These items include:
•	Suspension of the 401(k) company match

•	Lower costs associated with pension and postretirement plans

•	Structural changes to company health care plans

•	Change to certain executive benefit plans to further align our executive compensation with the performance of the company
     “We anticipate that the annual savings associated with these changes will be in a range of $15 - $18 million on a pre-tax basis,” said Ms. McReynolds. “We firmly believe we have the best employees in the industry and it is worth noting that they have made sacrifices for the long-term future success of Arkansas Best Corporation.”
Capital Structure and Financial Resources
          “Our financial strength and stability have been valuable assets that have allowed us to endure the extended freight recession,” said Ms. McReynolds. “We continue to carefully manage our balance sheet and recognize the opportunities that it presents for our company. We previously disclosed actions we took to secure our letters of credit and to enter into an accounts receivable securitization program. These actions, combined with our existing cash and short-term investments, provide our company with a level of flexibility and liquidity that is necessary to address both the opportunities and challenges of an ever-changing environment.”

          “An additional step our Board of Directors has taken to preserve and manage liquidity in this uncertain environment is to reduce our quarterly cash dividend from $0.15 per share to $0.03 per share,” said Ms. McReynolds. “We believe this dividend reduction is a prudent and responsible course of action and is in the best interest of Arkansas Best and our shareholders.”
Conference Call
          Arkansas Best Corporation will host a conference call with company executives to discuss the 2009 fourth quarter and full year results. The call will be today, Thursday, January 28, at 11:00 a.m. ET (10:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Thursday, February 18, 2010. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 48841303. The conference call and playback can also be accessed, through February 18, on Arkansas Best’s Web site at arkbest.com.
Company Description
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, current adverse economic conditions; the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.
          The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008
	(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$371,631	$391,211	$1,472,901	$1,833,052

OPERATING EXPENSES AND COSTS (1)	472,201	407,013	1,641,607	1,784,528

OPERATING INCOME (LOSS)	(100,570)	(15,802)	(168,706)	48,524

OTHER INCOME (EXPENSE)
Interest and dividend income	454	1,178	2,853	5,937
Interest expense and other related financing costs	(1,348)	(300)	(2,389)	(1,181)
Other, net	379	(2,196)	2,724	(3,370)

	(515)	(1,318)	3,188	1,386

INCOME (LOSS) BEFORE INCOME TAXES	(101,085)	(17,120)	(165,518)	49,910

FEDERAL AND STATE INCOME TAXES (2)
Current (benefit) provision	(7,540)	(20,538)	(33,054)	8,171
Deferred (benefit) provision	(4,873)	14,391	(4,942)	12,571

	(12,413)	(6,147)	(37,996)	20,742

NET INCOME (LOSS)	(88,672)	(10,973)	(127,522)	29,168

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	44	—	367	—

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(88,716)	$(10,973)	$(127,889)	$29,168

EARNINGS (LOSS) PER SHARE (3)
Basic	$(3.54)	$(0.44)	$(5.12)	$1.14
Diluted	(3.54)	(0.44)	(5.12)	1.14

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,054,389	25,023,794	25,052,303	24,976,412
Diluted	25,054,389	25,023,794	25,052,303	25,110,539

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.60	$0.60

(1)	The three months and year ended December 31, 2009 include a $64.0 million goodwill impairment charge.

(2)	Effective tax benefit rates for the three months and year ended December 31, 2009 were impacted by the goodwill impairment charge which is not tax deductible.

(3)	Effective January 1, 2009, the Company adopted new accounting guidance that requires an allocation of dividends paid and a portion of undistributed net income to unvested restricted stock for calculating per share amounts. As a result, per share amounts for periods prior to 2009 have been retrospectively adjusted to be consistent with the 2009 presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$39,332	$100,880
Short-term investment securities	93,861	117,855
Restricted cash equivalents and short-term investments	50,857	2,299
Accounts receivable, less allowances (2009 - $3,470; 2008 - $3,513)	115,459	111,452
Other accounts receivable, less allowances (2009 - $1,149; 2008 - $1,001)	6,749	6,611
Prepaid expenses	10,390	10,670
Deferred income taxes	39,035	36,079
Prepaid and refundable income taxes	24,726	17,661
Other	4,333	4,683

TOTAL CURRENT ASSETS	384,742	408,190

PROPERTY, PLANT AND EQUIPMENT
Land and structures	240,185	235,861
Revenue equipment	514,481	514,503
Service, office and other equipment	157,885	150,524
Leasehold improvements	21,839	21,697

	934,390	922,585
Less allowances for depreciation and amortization	505,538	473,010

	428,852	449,575

OTHER ASSETS	52,292	50,636

GOODWILL	3,660	63,897

	$869,546	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS – continued

	December 31	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$21,941	$15,189
Accounts payable	59,386	51,646
Income taxes payable	826	758
Accrued expenses	150,799	147,540
Current portion of long-term debt	3,603	159

TOTAL CURRENT LIABILITIES	236,555	215,292

LONG-TERM DEBT, less current portion	13,373	1,457

PENSION AND POSTRETIREMENT LIABILITIES	67,445	89,472

OTHER LIABILITIES	20,254	17,314

DEFERRED INCOME TAXES	31,023	24,017

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2009: 26,749,265 shares; 2008: 26,702,222 shares	267	267
Additional paid-in capital	274,663	268,396
Retained earnings	327,948	471,360
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(44,212)	(57,507)

TOTAL STOCKHOLDERS’ EQUITY	500,896	624,746

	$869,546	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2009	2008
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(127,522)	$29,168
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	75,226	76,872
Other amortization	1,278	293
Goodwill impairment charge	63,958	—
Pension settlement expense	4,588	1,540
Share-based compensation expense	6,157	6,106
Provision for losses on accounts receivable	2,587	1,623
Deferred income tax provision (benefit)	(4,942)	12,571
Gain on sales of assets	(1,409)	(3,720)
Excess tax benefits from share-based compensation	–	(692)
Changes in operating assets and liabilities:
Receivables	(3,735)	30,568
Prepaid expenses	429	573
Other assets	790	11,087
Accounts payable, taxes payable, accrued expenses and other liabilities	(5,615)	(60,652)

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,790	105,337

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases	(48,044)	(58,729)
Proceeds from asset sales	4,913	17,073
Purchases of short-term investment securities	(109,806)	(146,655)
Proceeds from sales of short-term investment securities	133,800	107,404
Business acquisition, net of cash acquired	(4,873)	—
Capitalization of internally developed software and other	(5,176)	(5,325)

NET CASH USED BY INVESTING ACTIVITIES	(29,186)	(86,232)

FINANCING ACTIVITIES
Payments on long-term debt	(1,433)	(295)
Proceeds from issuance of long-term debt	14,958	—
Net change in bank overdraft	6,752	(59)
Change in restricted cash equivalents and short-term investments	(48,558)	—
Deferred financing costs	(817)	—
Payment of common stock dividends	(15,523)	(15,344)
Excess tax benefits from share-based compensation	–	692
Proceeds from the exercise of stock options and other	469	2,976

NET CASH USED BY FINANCING ACTIVITIES	(44,152)	(12,030)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(61,548)	7,075
Cash and cash equivalents at beginning of period	100,880	93,805

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,332	$100,880

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2009		2008		2009		2008
				(Unaudited)
				($ thousands)
OPERATING REVENUES
ABF Freight System, Inc. (1)	$347,738		$375,188		$1,384,419		$1,758,780
Other revenues and eliminations	23,893		16,023		88,482		74,272

Total consolidated operating revenues	$371,631		$391,211		$1,472,901		$1,833,052

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc. (1)
Salaries, wages and benefits	$243,865	70.1%	$246,818	65.8%	$970,523	70.1%	$1,048,779	59.6%
Fuel, supplies and expenses	59,714	17.2	68,914	18.4	221,732	16.0	341,826	19.4
Operating taxes and licenses	10,657	3.1	11,310	3.0	42,314	3.1	47,088	2.7
Insurance	4,308	1.2	5,471	1.5	20,356	1.5	21,370	1.2
Communications and utilities	3,404	1.0	3,721	1.0	14,393	1.0	15,102	0.9
Depreciation and amortization	18,071	5.2	18,681	5.0	72,180	5.2	74,000	4.2
Rents and purchased transportation	39,007	11.2	34,715	9.3	136,826	9.9	158,943	9.0
Gain on sale of property and equipment	(197)	(0.1)	(726)	(0.2)	(1,412)	(0.1)	(3,723)	(0.2)
Pension settlement expense	4,430	1.3	—	—	4,588	0.4	691	—
Other	1,331	0.4	1,435	0.2	7,426	0.5	6,269	0.4
Goodwill impairment charge	63,958	18.4	—	—	63,958	4.6	—	—

	448,548	129.0%	390,339	104.0%	1,552,884	112.2%	1,710,345	97.2%

Other expenses and eliminations	23,653		16,674		88,723		74,183

Total consolidated operating expenses and costs	$472,201		$407,013		$1,641,607		$1,784,528

OPERATING INCOME (LOSS)
ABF Freight System, Inc. (1)	$(100,810)		$(15,151)		$(168,465)		$48,435
Other income (loss) and eliminations	240		(651)		(241)		89

Total consolidated operating income (loss)	$(100,570)		$(15,802)		$(168,706)		$48,524

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ARKANSAS BEST CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008
	(Unaudited)
	($ thousands, except per share data)
ABF Freight System, Inc.

Operating Income (Loss)
Amounts on a GAAP basis	$(100,810)	$(15,151)	$(168,465)	$48,435
Goodwill impairment charge, pre-tax and after-tax are the same	63,958	—	63,958	—
Pension settlement expense, pre-tax	4,430	—	4,588	691

Non-GAAP amounts	$(32,422)	$(15,151)	$(99,919)	$49,126

Operating Ratio
Amounts on a GAAP basis	129.0%	104.0%	112.2%	97.2%
Goodwill impairment charge, pre-tax and after-tax are the same	18.4	—	4.6	—
Pension settlement expense, pre-tax	1.3	—	0.4	—

Non-GAAP amounts	109.3%	104.0%	107.2%	97.2%

Arkansas Best Corporation — Consolidated

Operating Income (Loss)
Amounts on a GAAP basis	$(100,570)	$(15,802)	$(168,706)	$48,524
Goodwill impairment charge, pre-tax and after-tax are the same	63,958	—	63,958	—
Pension settlement expense, pre-tax	4,430	—	4,588	1,540

Non-GAAP amounts	$(32,182)	$(15,802)	$(100,160)	$50,064

Net Income (Loss) Attributable to Arkansas Best Corporation
Amounts on a GAAP basis	$(88,716)	$(10,973)	$(127,889)	$29,168
Goodwill impairment charge, pre-tax and after-tax are the same	63,958	—	63,958	—
Pension settlement expense, after-tax	2,692	—	2,788	936

Non-GAAP amounts	$(22,066)	$(10,973)	$(61,143)	$30,104

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$(3.54)	$(0.44)	$(5.12)	$1.14
Goodwill impairment charge, pre-tax and after-tax are the same	2.55	—	2.55	—
Pension settlement expense, after-tax	0.11	—	0.11	0.04

Non-GAAP amounts	$(0.88)	$(0.44)	$(2.46)	$1.18

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended December 31			Year Ended December 31
	2009	2008%	Change	2009	2008%	Change
Workdays	61.5	61.0		251.5	252.5

Billed Revenue (1) / CWT	$23.58	$25.09	(6.0)%	$23.81	$26.70	(10.8)%

Billed Revenue (1) / Shipment	$322.62	$328.43	(1.8)%	$314.83	$350.55	(10.2)%

Shipments	1,073,794	1,131,195	(5.1)%	4,396,293	5,017,807	(12.4)%

Tonnage (tons)	734,608	740,379	(0.8)%	2,907,163	3,293,411	(11.7)%

Tons/Day	11,945	12,137	(1.6)%	11,559	13,043	(11.4)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications Telephone: (479) 785-6200
END OF RELEASE